United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Tempest Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2023 at 1:00 PM Pacific Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tempest Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 15, 2023 at 1:00 P.M. Pacific time. To facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2023. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

1.	To elect the Board’s nominees, Thomas Dubensky and Christine Pellizzari, to the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders;

2.	To approve our Amended and Restated 2023 Equity Incentive Plan to, among other items, increase the total number of shares of our common stock issuable thereunder by 1,150,000 shares;

3.	To approve, on an advisory basis, on the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement; and

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TPST2023 and entering the 16-digit Control Number included in your proxy card, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 12:45 P.M. Pacific time on Thursday, June 15, 2023.

The record date for the Annual Meeting is April 18, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Nicholas Maestas

Nicholas Maestas

Corporate Secretary

Brisbane, California

May 1, 2023

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Website References

You may also access additional information about Tempest Therapeutics, Inc. at www.tempesttx.com and ir.tempesttx.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 1, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 11, 2023.

How do I attend the Annual Meeting?

The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2023. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/TPST2023.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 18, 2023 (the “Record Date”), or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TPST2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

The Annual Meeting will begin promptly at 1:00 P.M. Pacific time. We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on Thursday, June 15, 2023.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, please contact us at cc@tempesttx.com and we will be able to provide your Control Number to you. You will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/TPST2023 and register as a guest. If you login as a guest, you will not be able to vote your shares.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/TPST2023. In addition, for the 10 days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose during regular business hours. To access the list of record stockholders beginning June 6, 2023 and until the meeting, stockholders should email cc@tempesttx.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 10,561,700 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you vote by proxy over the telephone, or vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/TPST2023 and following the instructions regarding voting. However, since you are not the shareholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the Board’s nominees, Thomas Dubensky and Christine Pellizzari, to the Board to hold office until the 2026 Annual Meeting of Stockholders (Proposal 1);

•	Approval of our Amended and Restated 2023 Equity Incentive Plan to, among other items, increase the total number of shares of common stock issuable thereunder by 1,150,000 shares (Proposal 2);

•	Approval, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement (Proposal 3); and

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 4).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

•

By Internet. To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 8:59 p.m., Pacific time on June 14, 2023 to be counted.

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By Telephone. To vote over the telephone, dial (800) 690-6903 toll-free from the United States, U.S. territories and Canada and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 8:59 p.m., Pacific time on June 14, 2023 to be counted.

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By Proxy Card. To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPST2023 and providing your 16-digit Control Number from your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You may also access and vote at the Annual Meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/TPST2023. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the nominees for director, “FOR” the approval of our Amended and Restated 2023 Equity Incentive Plan, “FOR” the advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 2 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 4 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 4.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

•	Attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

•	Send a timely written notice that you are revoking your proxy by email at cc@tempesttx.com.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and abstentions and, with respect to the other proposals, votes “For” and “Against” and abstentions.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect

2.	Approval of our Amended and Restated 2023 Equity Incentive Plan	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	Not applicable

3.	Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	Not applicable

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

4.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the Record Date, there were 10,561,700 shares outstanding and entitled to vote. Thus, the holders of 5,280,851 shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present or represented at the meeting and entitled to vote may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting

Our third amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 16, 2024 and March 17, 2024; provided, however, that if the date of that annual meeting of stockholders is advanced by more than 20 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2024 Annual Meeting of Stockholders must be received by us not later than January 2, 2024 in order to be considered for inclusion in our proxy materials for that meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires in 2023. Thomas Woiwode will resign from the Board at the conclusion of his term at the Annual Meeting, at which time, the Board will be reduced to six members. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the following individuals for election as directors at the Annual Meeting. Dr. Dubensky was appointed to the Board upon completion of the Company’s merger with Millendo Therapeutics, Inc. (“Millendo”), and Ms. Pellizzari was recommended for nomination to the Board by Mr. Brady, our CEO, and the members of the Nominating and Corporate Governance committee.

•	Thomas Dubensky

•	Christine Pellizzari

The biographies below under “Information Regarding Director Nominees and Continuing Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. If you elect the nominees listed above, they will each hold office until the 2026 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. There are no family relationships among any of our executive officers or directors. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

VOTE REQUIRED

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders entitled to vote on the election of directors. Accordingly, the nominees receiving the most “FOR” votes will be elected as directors. Abstentions will have no effect on the outcome of Proposal 1. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class II nominees and our other continuing directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class II Nominees for Election at the 2023 Annual Meeting of Stockholders
Thomas Dubensky	65	President and Director	2021
Christine Pellizzari	55	Director	2021

Class III Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
Stephen Brady	53	Chief Executive Officer and Director	2021
Michael Raab	58	Chairman of the Board	2021
Ronit Simantov	58	Director	2021

Class I Director Continuing in Office Until the 2025 Annual Meeting of Stockholders

Geoff Nichol	68	Director	2019

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service. References below and throughout this proxy statement to “Legacy Tempest” refers to TempestTx, Inc., formerly Tempest Therapeutics, Inc., which completed a business combination with Millendo on June 25, 2021 (the “Merger”). Commensurate with the closing of the Merger, Millendo changed its name to Tempest Therapeutics, Inc.

NOMINEES FOR ELECTION AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Thomas Dubensky, Ph.D.

Thomas Dubensky, Ph.D. has served as our President and as a member of our Board since the closing of the Merger. Prior to the Merger, Dr. Dubensky had served as the Chief Executive Officer of Legacy Tempest since 2017 and as a member of the board of directors of Legacy Tempest since September 2017. Prior to Tempest, Dr. Dubensky was the Chief Scientific Officer of Aduro Biotech, where he led the development of first-in-class STING agonists. Additionally, Dr. Dubensky has served in executive and principal roles in leading discovery biology, development and clinical translation of multiple first-in-class agents in cancer immunotherapy and infectious disease indications at several biotech companies, including Viagene Biotech Inc., Chiron Corporation, Onyx Pharmaceuticals, Inc., Cerus Corporation and Immune Design, Inc. Dr. Dubensky has served on the scientific advisory boards of Turnstone Biologics, Oncorus, Inc., Remedy Plan, Inc., Vaccitech PLC-ADR and Tyligand Bioscience. Dr. Dubensky has an extensive publication and patent record. Dr. Dubensky received his B.A. in Bacteriology and Immunology from the University of California, Berkeley, his Ph.D. from the University of Colorado Health Sciences Center, conducted his post-doctoral studies at Harvard Medical School in the Department of Pathology, and received executive training at the University of California, San Diego, in the Executive Program for Scientists and Engineers. Dr. Dubensky’s role as our President, his scientific expertise and his prior leadership roles in biotechnology companies provides him with the qualifications and skills to serve as a member of our Board.

Christine Pellizzari

Christine Pellizzari has served as a member of our Board since July 2021. Ms. Pellizzari currently serves as the Chief Legal and Human Resources Officer of Science 37 Holdings, Inc. (Science 37) since July 2021. Ms. Pellizzari has served as a member of the board of directors of Imunon, Inc. (formerly Celsion Corporation)

since June 2021 and a director and member of the compensation committee of Neurosense Therapeutics Ltd. since December 2021. Ms. Pellizzari served as the General Counsel and Corporate Secretary of Insmed, Inc. from 2013 to 2018 and as Chief Legal Officer from 2018 to 2021. Prior to joining Insmed, Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, Inc., most recently as Executive Vice President, General Counsel and Secretary. Prior to Aegerion, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc. Ms. Pellizzari joined Dendrite from the law firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. She previously served as law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her B.A. from the University of Massachusetts, Amherst and her J.D. from the University of Colorado, Boulder. Ms. Pellizzari’s legal, financial and business expertise in the biotechnology industry, including her experience in the capital markets and financial and legal compliance, qualifies her to serve as a member of our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stephen Brady

Stephen Brady has served as our Chief Executive Officer and as a member of our Board since the closing of the Merger. Mr. Brady has served as a member of the board of directors of Atreca, Inc. since July 2021. Prior to the Merger, Mr. Brady served as President and Chief Operating Officer of Legacy Tempest since September 2019. Before Tempest, from September 2013 until April 2019, Mr. Brady served in various leadership positions, most recently as Executive Vice President, Strategy and Finance, at Immune Design, Inc., a biopharmaceutical company that was acquired by Merck in 2019. At Immune Design, Mr. Brady led the general and administrative functions at the company, including strategy, corporate development, finance and investor and public relations, and was instrumental in the company’s successful IPO, financings and eventual sale to Merck. Prior to Immune Design, he held roles of increasing responsibility in multiple biopharmaceutical companies, including as Vice President of Corporate Development at Proteolix, where he had primary responsibility for the company’s business development activities and sale to Onyx Pharmaceuticals. Mr. Brady received a B.A. in English from the University of Oregon, a J.D. from the University of the Pacific and an LL.M. from New York University School of Law. Mr. Brady’s role as our Chief Executive Officer, his business expertise and his prior leadership roles in biotechnology companies provides him with the qualifications and skills to serve as a member of our Board.

Michael Raab

Michael Raab has served as a member and as Chairman of our Board since the closing of the Merger. Prior to the Merger, Mr. Raab served as a member and Chairman of the board of directors of Legacy Tempest since December 2018. Mr. Raab has served as Ardelyx Inc.’s President and Chief Executive Officer and as a member of the board of directors since March 2009. Before Ardelyx, he was a partner at New Enterprise Associates (NEA), one of the world’s largest and most successful venture capital firms, where he specialized in healthcare investments focusing on the biotechnology and pharmaceutical sectors. Mr. Raab has served as a member of the board of directors of Amicus Therapeutics, Inc. since 2004. Prior to joining NEA in 2002, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries. He was Senior Vice President, Therapeutics and General Manager of the renal division at Genzyme Corporation, a Sanofi company. In this position, he launched and oversaw the sales growth of sevelamer, the leading phosphate binder for the treatment of hyperphosphatemia, with over $1.0 billion in worldwide sales in 2013. Mr. Raab was also instrumental in the worldwide launch of Genzyme’s therapies for Gaucher disease, Ceredase and Cerezyme. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Previous to Genzyme, he held business development and sales and marketing positions at Repligen and Bristol-Myers. Mr. Raab received his B.A. from DePauw University. Mr. Raab’s industry and investment experience qualifies him to serve as a member of our Board.

Ronit Simantov, M.D.

Ronit Simantov, M.D. has served as member of our Board since August 2021. Dr. Simantov has served as Chief Medical Officer of Gamida Cell Ltd. since July 2017 and has served as a member of the board of directors of Clovis Oncology, Inc. since 2021. Prior to joining Gamida Cell, Dr. Simantov served as Vice President, Oncology Global Medical Affairs at Pfizer Inc., where she was responsible for multiple oncology programs in various roles from 2011 through July 2017. Prior to Pfizer, Dr. Simantov served as Vice President of Clinical Research at OSI Pharmaceuticals, as Chief Medical Officer at CuraGen Corporation (acquired by Celldex) where she led development of small molecules and antibody-drug conjugates, and at Bayer HealthCare Pharmaceuticals, where she led the phase 3 study of Nexavar® (sorafenib) resulting in the first approval of a tyrosine kinase inhibitor in renal cell carcinoma. Prior to joining industry, Dr. Simantov spent seven years on the academic faculty at Weill Medical College of Cornell University, where she directed the fellowship program and conducted angiogenesis and vascular biology research. She has authored over 40 peer-reviewed manuscripts. Dr. Simantov holds an M.D. from New York University School of Medicine and a B.A. from Johns Hopkins University. She completed a residency in internal medicine at New York Hospital Cornell Medical Center, and a fellowship in hematology and oncology at Weill Cornell Medicine. Dr. Simantov’s extensive clinical and scientific experience provides her with the qualifications and skills to serve as a member of our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Geoff Nichol, M.B., Ch.B., M.B.A.

Geoff Nichol has served as a member of our Board since December 2019. Dr. Nichol has nearly 30 years’ experience in drug development. From November 2016 to October 2021, Mr. Nichol served as Chief Medical Officer at BioMarin Pharmaceutical Inc., where he managed an active portfolio of clinical development programs. In October 2021, Dr. Nichol transitioned into a Senior Advisor role until his retirement in April 2022. From July 2011 to November 2016, he was Executive Vice President, Research and Development at Sangamo BioSciences, where he managed the preclinical development of several IND candidates. From September 2002 to January 2010, he was Senior Vice President of Development at Medarex, where he was responsible for a portfolio of clinical development programs. From February 1996 to September 2002, he was Vice President at Novartis, where he managed a clinical development therapeutic area, United States Medical Affairs, and Global Project and Portfolio Management. From December 1989 to February 1996, he held various positions up to Group Medical Director, Clinical Development at SmithKline Beecham, where he was responsible for anti-infective development and medical affairs. Dr. Nichol received a B.Med.Sc., M.B., Ch.B., or the equivalent of an M.D. in the United States, from Otago University Medical School in New Zealand and an M.B.A. from Warwick University in the United Kingdom. Mr. Nichol’s financial and business expertise, including his background as an executive officer of pharmaceutical and biotechnology companies, provides him with the qualifications and skills to serve as a member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD DIVERSITY

The Board Diversity Matrix, below, provides the diversity statistics for our Board as of May 1, 2023. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on May 2, 2022.

Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

INDEPENDENCE OF THE BOARD OF DIRECTORS; EXECUTIVE SESSIONS

As required under the Nasdaq Capital Market (“Nasdaq”) listing standards, “independent” directors must comprise a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our directors, other than Mr. Brady, our Chief Executive Officer, and Dr. Dubensky, our President, qualify as “independent” directors within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines specify that our Board will select our Chief Executive Officer and Chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board will conduct an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company at the time. The Board anticipates that our Chief Executive Officer will serve on the Board. The Chairperson of the Board and Chief Executive Officer positions may be held by the same individual or separated as determined by the Board. The Board also anticipates that other members of our management, who can assist the Board in fulfilling its responsibilities based on their experience and role at Tempest, may serve on the Board as appropriate.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and make recommendations to the Board. The Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and chairperson of the Board should be separate. The role of chairperson is currently held by Michael Raab, an independent, non-employee director.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major litigation and risk exposures (including with respect to financial cybersecurity, data privacy and other information technology risks) and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us, including whether our incentive compensation plans encourage excessive or inappropriate risk taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

In connection with our reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science & Technology Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our committees, other than the Science & Technology Committee, which are available to stockholders on our investor relations website at ir.tempesttx.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2022 for each of the standing committees of our Board:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee	Science & Technology Committee
Geoff Nichol
Christine Pellizzari (1)		(3)
Michael Raab†		(3)		(1)
Ronit Simantov							(2)
Thomas Woiwode				(1)			(2)
Stella Xu(4)

Total meetings in 2022	4		5		3	1

Financial Expert
Committee Chair
Committee Member
†	Chair of the Board
(1)	Dr. Woiwode resigned from the Compensation Committee on March 22, 2023 and Ms. Pellizzari and Mr. Raab were appointed as members, with Mr. Raab as the chair.
(2)	Dr. Simantov was appointed as chair of the Science & Technology Committee on September 23, 2022 to replace Dr. Woiwode, who remains a member of the committee.
(3)	Ms. Pellizzari was appointed as Chair of the Audit Committee on April 22, 2022 to replace Mr. Raab, who remains a member of the committee.
(4)	Dr. Xu’s service on the Audit Committee and Compensation Committee ended on January 5, 2022.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each standing committee meets the Nasdaq and SEC rules and regulations regarding “independence,” as applicable, and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Below is a description of each committee of the Board.

Audit Committee

Geoff Nichol, Christine Pellizzari and Michael Raab, served as members of the Audit Committee during 2022 with Mr. Raab serving as Chair until Ms. Pellizzari’s appointment as Chair in April 2022. Dr. Xu’s service on the Audit Committee ended on January 5, 2022. The Board determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee is Ms. Pellizzari. Our Board has determined that Ms. Pellizzari is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the Audit Committee include:

•	helping the Board oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	reviewing policies on risk assessment and risk management;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Tempest Therapeutics, Inc.

Audit Committee

Christine Pellizzari (Chair)

Michael Raab

Geoff Nichol

Compensation Committee

Michael Raab and Thomas Woiwode served as members of the Compensation Committee during 2022, with Dr. Woiwode serving as Chair of the committee. Christine Pellizzari was appointed as a member of the Compensation Committee and Mr. Raab was appointed as the Chair of the committee in March 2023. Dr. Woiwode resigned from the Compensation Committee in March 2023 and Dr. Xu’s service on the Compensation Committee ended on January 5, 2022. The Board determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•	review and recommend to the Board for its approval the compensation to be paid to non-employee directors;

•	administration of our equity compensation plans and other benefit plans;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets at least two times annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Pearl Meyer as compensation consultants.

As part of its engagement, the compensation consultants were asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Pearl Meyer ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Geoff Nichol and Michael Raab served as members of the Nominating and Corporate Governance Committee during 2022, with Mr. Raab severing as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of the Nominating and Corporate Governance committee include:

•	identifying, reviewing and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, be able to read and understand basic financial statements, having the highest personal integrity and ethics and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005 not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting, subject to certain exceptions as set forth in our Bylaws. Submissions must include the specific information required in Article 1 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Science & Technology Committee

Geoff Nichol, Ronit Simantov and Thomas Woiwode served as members of the Science & Technology Committee during 2022, with Mr. Woiwode severing as Chair until Dr. Simantov’s appointment as Chair in September 2022.

Specific responsibilities of the Science & Technology Committee include:

•	reviewing our overall scientific, research and development strategies; and

•	reviewing our research and development programs.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. These communications will be reviewed by the Secretary, who will determine whether the communication should be presented to the Board or director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct is available on our website at https://ir.tempesttx.com. The Board is responsible for overseeing the Code of Business Conduct and must approve any waivers of the Code of Business Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Business Conduct or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://ir.tempesttx.com.

POLICY ON HEDGING AND PLEDGING

Pursuant to our Insider Trading Policy, our employees, directors and designated consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve our Amended and Restated 2023 Equity Incentive Plan (the “2023 EIP”) at the Annual Meeting. The 2023 EIP is the successor to the Tempest, Inc. Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”) and in addition to changing the plan’s name, the amendment and restatement, among other items:

•

increases the number of shares available for issuance under the 2023 EIP by 1,150,000 shares of our common stock, which also constitutes a corresponding increase in the number of shares of our common stock available for issuance under the 2023 EIP pursuant to the exercise of incentive stock options (together, the “2023 EIP Share Increase”);

•	extends the period of time during which shares of our common stock will be added to the 2023 EIP on an annual basis through 2033;

•	establishes 10,000,000 shares as the maximum number of shares that may be subject to awards granted in the form of “incentive stock options” as defined in Section 422 of the Code (“ISOs”); and

•

extends the outside date that ISOs may be granted under the 2023 EIP to the tenth anniversary of the earlier of April 30, 2023, which is the date the 2023 EIP was adopted by the Board (the “Amendment Date”) or the date our stockholders approve the 2023 EIP.

The Board approved the 2023 EIP on the Amendment Date and, subject to approval of the 2023 EIP from stockholders at this Annual Meeting, the 2023 EIP will ensure that we can continue to grant stock options in order to provide long-term incentives to current and future employees, non-employee directors and consultants. Our continued ability to offer equity awards under the 2023 EIP is critical to our ability to attract, motivate and retain qualified employees, non-employee directors and consultants, particularly as we grow to support the research and development of our product candidates and in light of the highly competitive market for talent in which we operate.

As of April 28, 2023, a total of 619,188 shares of our common stock remained available for grant under the 2019 EIP.

Shares Available for Future Awards

The Board believes that additional shares are necessary to meet our anticipated equity compensation needs. The proposed increase is expected to last approximately 2 years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, required stock option grants under our director compensation policy, and our historical forfeiture rates.

Why We are Asking our Stockholders to Approve the 2023 EIP

Our Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, non-employee directors and consultants because of the strong competition for highly trained and experienced individuals among biotechnology companies, especially in the San Francisco Bay Area. In addition, because of the highly regulated and complex industry that we operate in, our success depends on our ability to attract and retain individuals with deep experience in our industry. Without such key personnel, non-employee directors and consultants, we might not achieve our development and commercialization plans. Therefore, the Board believes that the proposed amendment to the 2023 EIP to increase the number of shares issuable under the 2023 EIP is in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal 2.

Approval by our stockholders of the proposed amendment to increase the number of shares issuable under the 2023 EIP will allow us to continue to attract and retain highly trained and experienced individuals who are critical to our success, through the grant of equity awards at levels determined appropriate by our Board or Compensation Committee. The 2023 EIP will also allow us to utilize equity awards as long-term incentives to secure and retain the services of current and future employees, non-employee directors and consultants, consistent with our compensation philosophy and common compensation practice for companies located in the San Francisco Bay Area. To date, we have relied significantly on equity awards in the form of stock option grants to attract and retain key employees, non-employee directors and consultants, all of whom are critical to our success. We believe the use of stock option grants strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because their compensation, in the form of stock options, is contingent on the appreciation in value of our common stock. In addition, we believe stock option grants encourage employee ownership in the Company and promote retention through the reward of long-term value accretion.

Why You Should Vote to Approve the 2023 EIP

The 2023 EIP Will Provide Sufficient Shares for Us to Meet our Forecasted Equity Needs

As described above, the 2019 EIP had 619,188 shares remaining available for grant as of April 28, 2023, plus the Returning Shares (as defined and further described below under “Summary of the 2023 EIP – Stock Subject to the 2023 EIP”), as such shares become available from time to time. If this Proposal 2 is approved by our stockholders, then the 2023 EIP will succeed the 2019 EIP and we will have a total of approximately 3,263,781 shares available for grant under the 2023 EIP after our Annual Meeting, which includes 1,150,000 new shares available for grant pursuant to the 2023 EIP Share Increase, plus 619,188 shares, which represent the shares remaining available for issuance under the 2019 EIP, which included any shares that were available for issuance under the Millendo Therapeutics, Inc. 2012 Stock Plan and the Ovascience, Inc. 2012 Stock Incentive Plan (together with the 2019 EIP, the “Prior Plans”) as of the 2023 EIP Effective Date (as defined below), plus the Returning Shares, as such shares become available from time to time.

The 2023 EIP Share Increase will provide sufficient shares for issuance under the 2023 EIP to meet our estimated near-term equity compensation needs for our current and future employees, non-employee directors and consultants. We operate in a highly competitive industry and geographies for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be in our best interests or the best interests of our stockholders because it would significantly impact our financial resources to further advance our programs. As a biotechnology company located in the San Francisco Bay Area, we believe that a combination of equity and cash compensation is more appropriate and preferable and meets the expected regional recruiting standards needed to enable us to attract, retain and motivate employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for advancing the development of our product candidates. Furthermore, we do not believe a cash-oriented compensation program would provide the same value to us or our stockholders with respect to long-term employee retention or serve to align employees’ interests with those of our stockholders, in comparison to a program that includes equity awards.

Overhang and Burn Rate

The tables below show our historical overhang and burn rate percentages under the 2019 EIP and reflect the actions we have taken in the past regarding our stock option grants.

Equity Awards Outstanding and Overhang

The following table provides certain additional information regarding our equity incentive program:

2019 EIP	As of April 28, 2023
Total number of shares of common stock subject to outstanding stock options(1)	1,492,193
Weighted-average exercise price of outstanding stock options(1)	$9.29
Weighted-average remaining term of outstanding stock options(1)	2.48
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock available for grant	619,188

(1)	Excludes 2,400 options assumed in our merger with Millendo at a weighted-average exercise price of $74.90 per share.

As of April 28, 2023
Total number of shares of common stock outstanding	10,561,700
Per-share closing price of common stock as reported on the Nasdaq Capital Market	$2.12

Burn Rate

The following table provides detailed information regarding the activity related to the 2019 EIP for the 2022 fiscal year.

For the Year Ended December 31, 2022
Total number of shares of common stock subject to stock options granted	909,527
Total number of shares of common stock subject to full value awards granted	—
Weighted-average number of shares of common stock and pre-funded warrants outstanding	11,548,907
Burn rate	7.9%

The 2023 EIP Combines Compensation and Governance Best Practices

The 2023 EIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	Repricing is not allowed. The 2023 EIP prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2023 EIP must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Limit on non-employee director compensation. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year, may not exceed $750,000 in total value, or $1,000,000 in total value with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

•

Awards subject to forfeiture/clawback. Awards granted under the 2023 EIP are subject to recoupment in accordance with the terms of any clawback policy that our Board may adopt in the future, and in addition, any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

No liberal change in control definition. The change in control definition in the 2023 EIP is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2023 EIP to be triggered.

Summary of the 2023 EIP

The following is a summary of the principal features of the 2023 EIP, together with the applicable tax implications with respect to the 2023 EIP. The summary is qualified by reference to the full text of the 2023 EIP, which is attached as Appendix A to this Proxy Statement.

Purpose

The 2023 EIP is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of our Company and its affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our common stock. From and after 12:01 a.m. Eastern time on the date of the approval of the 2023 EIP by our stockholders (the “2023 EIP Effective Date”), no additional stock awards will be granted under the 2019 EIP.

Types of Awards

The 2023 EIP provides for the grant of ISOs, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

Stock Subject to the 2023 EIP

Subject to adjustment for certain changes in our capitalization, if this Proposal 2 is approved by our stockholders, the aggregate number of shares of our common stock reserved for issuance under the 2023 EIP will be 3,263,781 shares, which number includes (1) 1,150,000 new shares available for grant pursuant to the 2023 EIP Share Increase, plus (2) 619,188 shares remaining available for issuance under the Prior Plans as of the 2023 EIP Effective Date, plus (3) Returning Shares (as defined below), if any, as such shares become available from time to time. The number of shares of our common stock reserved for issuance under the 2023 EIP will automatically increase on January 1 of each year, for a period of 10 years, beginning on January 1, 2024 and continuing through January 1, 2033, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board.

The following shares of our common stock (collectively, the “Returning Shares”) will become available again for issuance under the 2023 EIP: (i) any shares under the 2023 EIP and the Prior Plans subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares under the 2023 EIP and the Prior Plans subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares under the 2023 EIP and the Prior Plans issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares under the 2023 EIP and the Prior Plans reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

As of April 28, 2023, and assuming stockholders approve this Proposal 2, the number of shares that will then be initially available for issuance will be 1,769,188.

Eligibility

All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the 2023 EIP and may receive all types of awards other than ISOs. ISOs may be granted under the 2023 EIP only to our (including our affiliates’) employees.

As of April 28, 2023, we (including our affiliates) had 18 employees, 5 non-employee directors, and approximately 24 consultants.

Non-Employee Director Compensation Limit

Under the 2023 EIP, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year,will not exceed $750,000 in total value, or $1,000,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The 2023 EIP will be administered by our Board, which may in turn delegate authority to administer the 2023 EIP to a committee. Our Board has delegated concurrent authority to administer the 2023 EIP to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a “Plan Administrator” for purposes of this Proposal 2.

Subject to the terms of the 2023 EIP, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2023 EIP, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2023 EIP.

The Plan Administrator may also delegate to one or more persons or bodies the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Board will specify the total number of shares of our common stock that may be subject to the stock awards granted by such persons or bodies. Such persons or bodies may not grant a stock award to themself and neither the Board nor any committee may delegate authority to any person or body (who is not a member of the Board or such body that is not comprised solely of members of the Board) the authority to determine the fair market value of our common stock for purposes of the 2023 EIP.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2023 EIP, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the 2023 EIP pursuant to stock option agreements. The 2023 EIP permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2023 EIP may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on ISOs” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2023 EIP may not exceed 10 years and, in some cases (see “Limitations on ISOs” below), may not exceed five years.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2023 EIP), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2023 EIP will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2023 EIP may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2023 EIP may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2023 EIP in its discretion. Generally, a participant may not transfer a stock option granted under the 2023 EIP other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the exercise price of the ISO is at least 110% of the fair market value of our common stock on the date of grant, and the term of the ISO does exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2023 EIP is 10,000,000 shares, if the proposed amendments to the 2023 EIP are approved by stockholders under this Proposal 2, otherwise 5,000,000 shares under the 2019 EIP.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2023 EIP pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2023 EIP.

Restricted Stock Awards

Restricted stock awards may be granted under the 2023 EIP pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2023 EIP pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2023 EIP. Subject to the terms of the 2023 EIP, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2023 EIP will be subject to recoupment in accordance with any clawback policy that our Board may adopt in the future, and with any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2023 EIP; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards; and (iv) the class(es) of securities by which the share reserve is to increase automatically each year.

Corporate Transaction and Change in Control

In the event of a corporate transaction (as defined in the 2023 EIP and described below) or a change in control (as defined in the 2023 EIP and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award. For purposes of this Proposal 2, the term “transaction” will mean such corporate transaction or change in control:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise, provided that payments may be delayed to the same extent that payment of consideration to the holders of our common stock is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

In the event of a corporate transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards or substitute similar awards for the outstanding awards, then with respect to awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction the vesting and (if applicable) exercisability of such awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) as the board of directors determines and the awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction). Performance-based awards will accelerate at 100% of the target level upon the occurrence of the corporate transaction.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

Outstanding awards under the 2023 EIP may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s award agreement, in any other written agreement with us or one of our affiliates, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2023 EIP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2023 EIP, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) our stockholders or our Board approve a plan of complete dissolution or liquidation, or a complete dissolution or liquidation will otherwise occur, except for a liquidation into a parent corporation; or (v) over a period of 12 months or less, a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the 2023 EIP at any time. However, except as otherwise provided in the 2023 EIP or an award agreement, no amendment or termination of the 2023 EIP may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2023 EIP as required by applicable law and listing requirements. No ISOs may be granted under the 2023 EIP after the tenth anniversary of the Amendment Date.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2023 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2023 EIP. The 2023 EIP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

NSOs

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

ISOs

The 2023 EIP provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. As a result, compensation (including compensation pursuant to awards granted under the 2023 EIP) paid to any of our “covered employees” under Section 162(m) of the Code in excess of $1 million per taxable year generally will not be deductible.

Approval of French Sub-Plans

The 2023 EIP provides that the Board has the authority, in its sole discretion, to adopt any local country plans as sub-plans to the 2023 EIP as may be deemed necessary or advisable to comply with local laws or regulations, and to design any award to satisfy specific requirements of obtaining a tax benefit. The French Sub-Plans do not increase the number of shares otherwise available for issuance under the 2023 EIP or modify the group of eligible participants under the 2023 EIP.

For France, there is a specific income tax and social tax regime of French tax-qualified restricted stock units and French tax-qualified options. Foreign companies, including U.S. companies, have the possibility to grant French-qualified restricted stock units and French-qualified options, which may provide for more favorable income tax and social tax treatment for both French employers and their employees than the current non-qualified restricted stock unit awards granted under the Prior Plans.

In this context, the French Sub-Plans, attached to the 2023 EIP as Appendix I and Appendix II, are designed to permit the grant of French-qualified restricted stock units and French-qualified options. In addition to the approval of the Board or the Compensation Committee, French law requires that the French Sub-Plans must be authorized by stockholders at a meeting in order to realize potential tax benefits to employers and employees in France. Stockholder approval of the 2023 EIP, including the French Sub-Plans, is being requested, in part, in order to enable the Board or the Compensation Committee to grant French-qualified restricted stock units and French-qualified options under French law. The Board or Compensation Committee will not, however, be obligated to grant French-qualified restricted stock units or French-qualified options and may choose, at its discretion, to grant restricted stock units or options that are not considered French-qualified.

Plan Benefits Under 2019 EIP

The following table sets forth, for each of the individuals and various groups indicated, the total number of options to acquire our common stock that have been granted under the 2019 EIP as of April 28, 2023.

2019 EIP(1)
Name and position	Stock Options Granted	Weighted Average Exercise Price
Stephen Brady, Chief Executive Officer	445,333	$2.56
Thomas Dubensky, President	243,601	$2.55
Samuel Whiting, Chief Medical Officer	154,380	$2.43
All current executive officers as a group	952,509	$2.53
All current directors who are not executive officers as a group	17,500	$2.08
All employees, including all current officers who are not executive officers, as a group	640,763	$2.33

(1)	This table does not include awards granted under our 2017 Equity Incentive Plan (the “2017 Plan”).

New Plan Benefits Under 2023 EIP

2023 EIP
Name and position	Dollar value		Number of shares
Stephen Brady, Chief Executive Officer	—	(1)	—	(1)
Thomas Dubensky, President	—	(1)	—	(1)
Samuel Whiting, Chief Medical Officer	—	(1)	—	(1)
All current executive officers as a group	—	(1)	—	(1)
All current directors who are not executive officers as a group	—	(2)	—	(2)
All employees, including all current officers who are not executive officers, as a group	—	(1)	—	(1)

(1)

Awards granted under the 2023 EIP to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2023 EIP, and our Board and our Compensation Committee have not granted any awards under the 2023 EIP subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2023 EIP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2023 if the 2023 EIP had been in effect, are not determinable.

(2)

Non-employee directors are eligible for awards pursuant to our non-employee director compensation plan. After the date of the Annual Meeting, initial and annual awards under our non-employee director compensation plan will be granted under the 2023 EIP if this Proposal 2 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Executive and Director Compensation—Director Compensation” section below.

Equity Compensation Plan Information

Please see the section of this Proxy Statement entitled “Equity Compensation Plan Information” for certain information with respect to compensation plans under which our equity securities are authorized for issuance.

Effectiveness of the Amended and Restated Plan

If this Proposal 2 is approved by our stockholders, the 2023 EIP will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2019 EIP. If this Proposal 2 is not approved by our stockholders, then the 2023 EIP will not become effective and the 2019 EIP will continue to be effective in accordance with its current terms.

Vote Required

The affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting and voting on such matter will be required to approve the Amended and Restated 2023 Equity Incentive Plan.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory and therefore not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2024 Annual Meeting of Stockholders.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the affirmative vote of the majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting and voting on such matter.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the financial statements of Tempest since 2021 and, prior to the completion of the Merger, was the independent registered public accounting firm for Millendo since 2016. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Tempest and our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company, including fees incurred by Millendo prior to the completion of the Merger, for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young, the Company’s principal accountant.

	Fiscal Year Ended
	2022	2021
Audit Fees(1)	$1,015,000	$1,059,000
Audit-related Fees	—	—
Tax Fees(2)	—	91,500
All Other Fees	—	—

Total Fees	$1,015,000	$1,150,500

(1)	Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.
(2)	Tax fees represent services related to tax compliance and tax advisory services.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. The Chair must report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

VOTE REQUIRED

The affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting and voting on such matter will be required to ratify the selection of Ernst & Young.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Stephen Brady	53	Chief Executive Officer and Director
Thomas Dubensky	65	President and Director
Samuel Whiting	57	Executive Vice President and Chief Medical Officer
Nicholas Maestas	43	Vice President, Strategy and Finance and Corporate Secretary

Biographical information for Mr. Brady and Dr. Dubensky are included above with the director biographies under the caption “Information Regarding Director Nominees and Continuing Directors.”

SAMUEL WHITING, M.D., PH.D.

Dr. Whiting has served as our Executive Vice President and Chief Medical Officer since November 2020. Prior to joining us, Dr. Whiting served as Senior Vice President of Clinical Development at Calithera Biosciences, a clinical-stage biotech company focused on developing treatments for cancer and other life-threatening diseases, from January 2019 to November 2020 and as Vice President, Clinical Development, from May 2016 to December 2018. Before Calithera, Dr. Whiting served as Vice President of Research and Clinical Development at Gradalis and worked in development of small molecule targeted and immuno-oncology agents at VentiRx Pharmaceuticals and Oncothyreon. Prior to joining industry, Dr. Whiting served as Assistant Professor of Medical Oncology at the University of Washington, Assistant Member of Clinical Research at the Fred Hutchinson Cancer Research Center, and Clinical Head of Gastrointestinal Oncology at the Seattle Cancer Care Alliance. Dr. Whiting completed fellowship training in medical oncology at the Fred Hutchinson Cancer Research Center. His training in internal medicine was through the ABIM Research Pathway at the University of Washington. Dr. Whiting received his B.S. with Honors in Chemistry from Lewis and Clark College and his M.D. and Ph.D. in the Medical Scientist Training Program at the University of Washington.

NICHOLAS MAESTAS

Mr. Maestas has served as our Vice President, Strategy and Finance since July 2021 and as our Corporate Secretary since September 2022. Prior to joining us, Mr. Maestas served as the head of FP&A and strategic finance at Alector, a biopharmaceutical company that develops therapies for the treatment of neurodegeneration diseases, from July 2019 to July 2021. Prior to joining Alector, from November 2014 to July 2019, Mr. Maestas served in a variety of roles at Immune Design, an oncology immunotherapy company that was acquired by Merck & Co in 2019, including as Senior Director, Corporate Development & Operations from January to July 2019 and Director, Corporate Development & Operations from January 2017 to December 2018. Mr. Maestas received a B.A. in Molecular and Cell Biology from the University of California at Berkeley and an M.B.A from The Wharton School, University of Pennsylvania.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by all individuals who served as the Company’s Chief Executive Officer and the Company’s two other most highly compensated executive officers (each a “Named Executive Officer” and collectively, the “Named Executive Officers”) during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Stephen Brady	2022	530,000	773,416	198,750	12,200	(4)	1,514,366
Chief Executive Officer	2021	475,283	49,325	190,113	—		714,721
Thomas Dubensky	2022	489,541	415,267	183,578	12,200	(4)	1,100,586
President	2021	475,283	562,094	190,113	272,677		1,500,167
Samuel Whiting	2022	437,000	242,173	142,025	12,200	(4)	833,398
Chief Medical Officer	2021	400,000	296,737	140,000	—		836,737

(1)

Amounts reflect the aggregate grant date fair value of the option awards granted to our named executive officers during the relevant fiscal years under our equity incentive plans, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic value that may be realized by our named executive officers.

(2)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded
(3)

The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “–Narrative Disclosure to Summary Compensation Table – Annual Performance-Based Cash Compensation.”

(4)	The amounts reported represent Company matching contributions made by us to the named executive officer’s 401(k) plan account.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

In connection with our annual grant process, on January 4, 2022, our Compensation Committee granted each of Mr. Brady, Dr. Dubensky and Dr. Whiting an option to purchase 94,500, 53,100 and 29,000 shares of our common stock, respectively, at an exercise price of $5.45 per share under the 2019 EIP. Each option vests in equal monthly installments over a four-year period, subject to the executive’s continuous service to us through each vesting date.

In June 2022, to enhance motivation and address retention concerns as a result of the general economic pressures and stock volatility and to align our strategic priorities, the Compensation Committee granted retention awards to our employees, including our named executive officers, in the form of stock option awards. Each of Mr. Brady, Dr. Dubensky and Dr. Whiting an option to purchase 173,533, 87,801 and 55,680 shares of our common stock, respectively, at an exercise price of $2.35 per share under the 2019 EIP. Each option vests one-fourth (1/4th) on the first anniversary of the date of grant with the remainder of the award vesting in 36 equal monthly installments thereafter, subject to the executive’s continuous service to us through each vesting date.

Annual Performance-Based Cash Compensation

We develop a performance-based bonus program annually. Under the 2022 annual performance bonus program, each named executive officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2022 corporate goals established by our Board in its sole discretion and communicated to each officer. Each named executive officer is assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2022 was 50% for Mr. Brady and Dr. Dubensky and 40% for Dr. Whiting. For 2022, the Compensation Committee recommended and the Board approved a 2022 annual performance-based bonus for each of Mr. Brady, Dr. Dubensky and Dr. Whiting equal to approximately 37.5%, 37.5% and 30%, respectively, of their 2022 annual base salary, which represented achievement of 75% of their respective target bonuses of 50%, 50% and 40%, respectively. These performance-based bonuses are reflected above in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards for the Named Executive Officers.

	Option Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Stephen Brady	6/21/22	6/21/22	(4)	—	173,533	2.35
	1/4/22	1/4/22	(1)	21,656	72,844	5.45
	4/29/21	6/25/21	(1)	23,935	39,893	26.40
	3/10/21	3/5/21	(1)	3,521	4,529	10.25
	3/30/20	2/20/20	(1)	49,764	20,492	5.90
	9/16/19	9/9/19	(2)	89,726	20,706	4.97

	Option Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)

Thomas Dubensky	6/21/22	6/21/22	(4)	—	87,801	2.35
	1/4/22	1/4/22	(1)	12,169	40,931	5.45
	4/29/21	6/25/21	(1)	12,075	20,175	26.40
	3/10/21	3/5/21	(1)	3,521	4,529	10.25
	3/30/20	2/20/20	(1)	32,574	12,075	5.90
	10/3/18	9/9/19	(3)	36,263	—	4.97

Samuel Whiting	6/21/22	6/21/22	(4)	—	55,680	2.35
	1/4/22	1/4/22	(1)	6,646	22,354	5.45
	4/29/21	6/25/21	(1)	6,523	10,872	26.40
	3/10/21	3/5/21	(1)	1,207	1,812	10.25
	11/16/20	11/16/20	(4)	32,263	29,682	5.90

(1)

Shares of common stock underlying the options vest in a series of 48 equal monthly installments measured from the vesting commencement date, subject to the executive’s continued service. Notwithstanding the foregoing, if, within 3 months prior to or 12 months following a change in control, the Company terminates the executive’s employment without cause or the executive resigns for certain good reasons, then the vesting of all of the shares of common stock subject to the option will be immediately accelerated such that all shares of common stock subject to the option will be deemed fully vested and exercisable as of the executive’s last day of employment, provided that the executive satisfies certain severance conditions.

(2)

One-fourth of the shares of common stock underlying this option vested on the one-year anniversary of the Vesting Commencement Date, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to the executive’s continued service. Notwithstanding the foregoing, 100% of the unvested shares subject to this option vest immediately on the earliest of (i) the date that is 12 months following a change in control of the Company, (ii) the date the Company terminates the executive’s status as a service provider upon or following the closing of the change in control for any reason other than cause or the executive’s death or disability, in each case within the period beginning three months before and ending 12 months after the closing of the change in control, and (iii) the date the executive terminates his status as a service provider for certain good reasons within the period beginning three months before and ending 12 months after the closing of the change in control (“Brady Double-Trigger”). If the successor corporation in a change in control does not assume the Brady Double-Trigger obligation, 100% of the unvested shares of common stock subject to this option will vest immediately prior to such change in control.

(3)	Shares of common stock underlying the option vested upon completion of the Merger.
(4)

One-fourth of the shares of common stock underlying this option vested on the one-year anniversary of the Vesting Commencement Date, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to the executive’s continued service. Notwithstanding the foregoing, if within 3 months prior to or 12 months following a change in control we terminate the executive’s employment without cause or the executive resigns for certain good reasons, then the vesting of all of the shares of common stock subject to this option will be immediately accelerated such that all shares will be deemed fully vested and exercisable as of the executive’s last day of employment, provided that the executive satisfies certain conditions.

Employment Arrangements

Employment Arrangements

Each of our Named Executive Officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment arrangements with each of our Named Executive Officers.

Stephen Brady

Mr. Brady entered into an employment agreement dated January 12, 2022, that superseded, amended and restated his offer letter agreement with us, dated September 2, 2019 (the “Brady Agreement”). Under the terms of the Brady Agreement, Mr. Brady is entitled to an annual base salary of $530,000, to an annual bonus equal to 50% of his base salary, as determined by the Board in its sole discretion and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.” Effective for 2023, Mr. Brady will receive an annual base salary of $567,000.

Thomas Dubensky

Dr. Dubensky entered into an employment agreement dated January 12, 2022, that superseded, amended and restated his amended and restated offer letter agreement with us dated October 31, 2020 (the “Dubensky Agreement”). Under the terms of the Dubensky Agreement, Dr. Dubensky is entitled to an annual base salary of $489,541, is eligible for an annual bonus equal to 50% of his base salary, as determined by the Board in its sole discretion and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.” Effective for 2023, Dr. Dubensky will receive an annual base salary of $509,123.

Sam Whiting

Dr. Whiting entered into an employment agreement dated January 12, 2022, that superseded, amended and restated his amended and restated offer letter agreement with us dated October 7, 2020 (the “Whiting Agreement”). Under the terms of the Whiting Agreement, Dr. Whiting is entitled to an annual base salary of $437,000, is eligible for an annual bonus equal to 40% of his base salary, as determined by the Board in its sole discretion and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.” Effective for 2023, Dr. Whiting will receive an annual base salary of $454,480.

Change in Control and Severance Arrangements

Pursuant to the Brady Agreement, the Dubensky Agreement and the Whiting Agreement, if a Named Executive Officer’s employment is terminated by us without Cause or if a Named Executive Officer resigns for Good Reason (each as defined below), they will be entitled to receive (i) bi-weekly payments equal to the sum of 12 months of base salary (or 9 months for Dr. Dubensky and Dr. Whiting) plus a prorated portion of the executive’s target annual bonus for the calendar year in which termination occurs and (ii) if the executive elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 12 months (or 9 months for Dr. Dubensky and Dr. Whiting) following termination date or the date on which the executive commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by us.

Moreover, if a Named Executive Officer’s employment is terminated by us without Cause or a Named Executive Officer resigns for Good Reason within three months prior to or 12 months following a Change in Control (as defined below), then in lieu of the severance benefits described above the Named Executive Officer will be entitled to receive (x) a lump-sum amount equal to the sum of 18 months (12 months for Dr. Dubensky and Dr. Whiting) of base salary plus 100% of the executive’s annual target bonus (150% for Mr. Brady) and (y) payment of COBRA premiums as described above for up to 18 months (12 months for Dr. Dubensky and Dr. Whiting).

Our Named Executive Officers’ receipt of any severance benefits is subject to the execution and non-revocation of a separation agreement containing, among other things a general release of claims in favor of us and our related persons and entities, confidentiality, return of property and non-solicitation and non-disparagement covenants.

Further, if we are subject to a Change in Control prior to the termination of a Named Executive Officer’s service, then 100% of any unvested shares subject to any stock options then held by the Named Executive Officer shall vest and become exercisable in full.

For purposes of each Named Executive Officer’s offer letter agreements, each of the following terms has the meaning ascribed to such term in the applicable offer letter agreement but are summarized below:

•

“Cause” means conduct involving one or more of the following by the Named Executive Officer: (i) certain failures or refusals to perform the duties required by the Named Executive Officer in the Named Executive Officer’s position with Company, which such failure continues for (or is not permanently cured within), a period of 30 days after written notice is given to him by the Company (except in the case of physical or mental illness); (ii) gross negligence, willful misconduct or similar contact in connection with the performance of the Named Executive Officer’s duties; (iii) conviction of a felony, or a misdemeanor involving moral turpitude or fraud; (iv) commission of an act of embezzlement or fraud; or (v) material breach of any agreement with us. A termination of employment by reason of Disability shall not be treated as an involuntary termination without Cause.

•	“Change in Control” has the meaning ascribed to such term in our 2017 Equity Incentive Plan (“2017 EIP”).

•

“Disability” means the inability to materially engage in duties and responsibilities by reason of any medically determinable physical or mental impairment for a period of not less than 120 consecutive days or not less than 180 days during any one-year period.

•

“Good Reason” means, without the Named Executive Officer’s express written consent: (i) any reduction in annual base salary other than a reduction that is proportional to general reductions affecting other senior executive officers generally; (ii) (1) with respect to Mr. Brady, a material diminution in responsibilities, authority or duties and (2) with respect to Drs. Dubensky and Whiting, a material diminution in title or scope of responsibilities (but excluding removal from our Board); and (iii) with respect only to Mr. Brady: (w) a material change in the geographic location at which he provides services to us; (x) a material breach of the Brady Agreement by us; (y) appointing an officer of the Company whose responsibilities, function, title, reports and reporting would indicate that he is subordinate to such officer; or (z) no longer serving as an officer with a similar title or responsibilities at the “top level” corporate entity following our Change in Control.

Health and Welfare Benefits; Perquisites

Our Named Executive Officers are eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full-time employees. Any part-time employees we hire would not be eligible to participate in our employee benefit plans. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our Named Executive Officers in 2022.

401(k) Plan

We participate in a multiple employer tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum amount allowed under Internal Revenue Service guidelines. Under our 401(k) plan, we currently make matching contributions of 100% on up to 4% of an employee’s eligible contributions to the plan, up to a maximum of $12,200 per year.

Item 402(v) Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for each principal executive officer (“PEO”), and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The amounts set forth below under the headings “Compensation Actually Paid to PEO” for each PEO and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year(1)	Summary Compensation Table Total for PEO 1(2)	Compensation Actually Paid to PEO 1(2)(3)	Summary Compensation Table Total for PEO 2(2)	Compensation Actually Paid to PEO 2(2)(3)	Summary Compensation Table Total for PEO 3(2)	Compensation Actually Paid to PEO 3(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non- PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss) (in millions) (6)
2022	$1,514,366	$596,713	N/A	N/A	N/A	N/A	$966,992	$573,978	$8.61	($35,709)
2021	$714,721	$727,317	$1,339,793	$743,582	$1,632,690	$1,288,323	$1,168,452	$980,666	$39.52	($28,302)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, we are only required to include information for the past two fiscal years in this table.
(2)

Our PEO 1 reflected in these columns and for each of the applicable fiscal years is Mr. Brady. Our PEO 2 reflected in these columns for each of the applicable fiscal years is Julia C. Owens, who was the Chief Executive Officer and President of Millendo until her resignation on January 31, 2021. Our PEO 3 reflected in these columns and for each of the applicable fiscal years is Louis Arcudi III, who was the Chief Executive Officer and President of Millendo from February 1, 2021 until his resignation in June 2021.

(3)

In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.

(4)	Our Non-PEO NEOs reflected in these columns are (a) for fiscal year 2022, Mr. Dubensky and Dr. Whiting, and (b) for fiscal year 2021, Mr. Dubensky and Dr. Whiting.
(5)

The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(6)	The amounts reflected in this column represent the net income (loss) reflected in our audited financial statements for each applicable fiscal year.
(7)

For fiscal years 2022 and 2021, calculation of our PEO 1’s CAP reflects the adjustments made to the total compensation amounts reported in the Summary Compensation Table (“SCT”) for fiscal years 2022 and 2021, and for fiscal year 2021, calculation of our PEO 2’s and PEO 3’s CAP reflects the adjustments made to the total compensation amounts reported in the SCT for fiscal year 2021, in each case, computed in accordance with Item 402(v) of Regulation S-K reflected below:

Fiscal Year	2022	2021
PEO SCT Total	$1,514,366	$714,721
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($773,416)	($49,325)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$195,313	$184,975

Fiscal Year	2022	2021
+ Year-Over-Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($249,256)	($431,583)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$40,798	$88,011
+ Year-Over-Year Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($131,092)	$220,518
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
Compensation Actually Paid to PEO 1	$596,713	$727,317
PEO 2 SCT Total	—	$1,339,793
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	($35,203)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	$19,945
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	($155,474)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	($425,478)
Compensation Actually Paid to PEO 2	—	$743,582
PEO 3 SCT Total	—	$1,632,690
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	($541,266)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	$335,988

Fiscal Year	2022	2021
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	($139,089)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
Compensation Actually Paid to PEO 3	—	$1,288,323

(8)

For fiscal years 2022 and 2021, calculation of the average CAP for Non-PEO NEOs reflects the following adjustments made to the total compensation amounts reported for the applicable Non-PEO NEOs in the SCT for fiscal years 2022 and 2021, computed in accordance with Item 402(v) of Regulation S-K:

Fiscal Year	2022	2021
Non-PEO NEO Average SCT Total	$966,992	$1,168,452
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($328,720)	($429,416)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$81,785	$78,983
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($119,926)	($175,379)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$17,723	$39,784
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($43,876)	$298,241
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	—
Average Compensation Actually Paid	$573,978	$980,666

Pay versus Performance Comparative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Company TSR

The following graph sets forth the relationship between CAP for our PEOs, the average of CAP for our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between CAP for our PEOs, the average of CAP for our Non-PEO NEOs, and the Company’s net income (loss) over the two most recently completed fiscal years.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board.

Each non-employee director receives an annual base retainer of $40,000 with the non-executive Board Chair receiving an additional annual base retainer of $30,000 (increased to $35,000, effective in 2023). In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•

each chair of our Audit, Compensation, Nominating and Corporate Governance and Science & Technology committees receives an additional annual retainer of $15,000, $10,000, $8,000 and $8,000, respectively; and

•

each other non-chair member of our Audit, Compensation, Nominating and Corporate Governance and Science & Technology committees receives an additional annual retainer of $7,500, $5,000, $4,000 and $4,000, respectively.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any partial months of service. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board receives an initial option to purchase 6,635 shares of our common stock, increased to 7,000 shares for all directors first appointed following the 2022 Annual Meeting of Stockholders (further increased to 16,400 shares, effective in 2023). The shares subject to each such stock option will vest over a three-year period, subject to the director’s continued service as a director, with one-third of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in equal monthly installments thereafter. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will receive an option to purchase 3,500 shares of our common stock (increased to 8,200 shares, effective in 2023). The shares subject to each such stock option will vest on the earlier to occur of the first anniversary of the grant date and the date of the first annual meeting of stockholders following the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Vested stock options will be exercisable during any period of service to the Company and for one-year thereafter; provided, that no stock option shall be exercisable more than ten years after the date of the stock option grant.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

Non-Employee Director Compensation Table

The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to or earned by our non-employee directors. Mr. Brady and Dr. Dubensky are not included in the table below, as they were employees and received no additional compensation for their service as directors. As a named executive officer, the compensation received by Mr. Brady and Dr. Dubensky is shown above in “—Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(5)	Total ($)
Geoff Nichol	55,500	6,020	61,520
Christine Pellizzari	55,000	6,020	61,020
Michael Raab	90,500	6,020	96,520
Ronit Simantov(2)	45,111	6,020	51,131
Thomas Woiwode(3)	56,889	6,020	62,909
Stella Xu(4)	—	—	—

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2022 computed in accordance with ASC 718. These amounts do not reflect the actual economic value that will be realized by the director.

(2)	The cash fees earned or paid in cash for Dr. Simantov reflects the committee chair fee, prorated for Dr. Simantov’s partial year of service as Chair of the Science & Technology Committee during 2022.
(3)	The cash fees earned or paid in cash for Dr. Woiwode reflects the committee fee, prorated for Dr. Woiwode’s partial year of service as a Chair of the Compensation Committee during 2022.
(4)	Dr. Xu did not receive any Board or committee compensation during 2022.
(5)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2022:

Name	Option Awards Outstanding at Year-End
Geoff Nichol	12,535
Christine Pellizzari	10,135
Michael Raab	41,409
Ronit Simantov	10,135
Thomas Woiwode	10,135
Stella Xu	—

EQUITY COMPENSATION PLAN INFORMATION4

The following table summarizes our equity compensation plan information as of December 31, 2022. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders 2017 EIP
2017 EIP	667,034	10.81	—
2019 EIP	886,007	3.53	807,032	(1)
2019 Employee Stock Purchase Plan	—	—	137,097	(2)
Equity compensation plans not approved by security holders	—	—	—

Total

(1)

The 2019 EIP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each calendar year for a period of up to 10 years, beginning on January 1, 2020, and ending on (and including) January 1, 2029, in an amount equal to (i) 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser number of shares determined by our Board prior to January 1st of a given fiscal year. Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under our 2019 EIP increased by 420,742 shares. This increase is not reflected in the table above.

(2)

Our 2019 ESPP provides that the total number of shares reserved for issuance thereunder will automatically increase on January 1 of each year beginning on January 1, 2023, and continuing through (and including) January 1, 2029, by the lesser of (a) 1.5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (b) 500,000 shares of our common stock, or (c) a lesser number determined by our Board prior to the applicable January 1st. Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under our 2019 ESPP increased by 157,778 shares. This increase is not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2023, the most recent practicable date for computing beneficial ownership, by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 10,561,700 shares of our common stock issued and outstanding as of March 1, 2023. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of March 1, 2023. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Number of Shares	Percent of Total
Stockholders Owning Greater than 5%:
Entities affiliated with F-Prime Capital Partners(2)	647,898	6.1%
Quan Venture Fund I, LP(4)	579,710	5.5%
Entities affiliated with Rock Springs Capital(5)	823,654	7.8%
Entities affiliated with Versant Venture Capital(6)	4,295,055	40.7%
Entities affiliated with EcoR1(7)	1,057,760	9.99%
Directors and Named Executive Officers:
Stephen Brady(8)	231,605	2.1%
Thomas Dubensky(9)	227,976	2.1%
Samuel Whiting(10)	65,192	*
Michael Raab(11)	30,471	*
Geoff Nichol(12)	6,269	*
Christine Pellizzari(13)	3,869	*
Ronit Simantov(14)	3,684	*
Thomas Woiwode(15)	3,869	*
All directors and named executive officers as a group (9 persons)	644,576	5.8%

*	Less than one percent.
(1)	The address for each director and executive officer is c/o Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005
(2)

Represents 647,898 shares of common stock held by F-Prime Capital Partners Healthcare Fund V LP. F-Prime Capital Partners Healthcare Advisors Fund V LP is the general partner of F-Prime Capital Partners Healthcare Fund V LP. F-Prime Capital Partners Healthcare Advisors Fund V LP is solely managed by Impresa Management LLC, the managing member of its general partner and its investment manager.

Impresa Management LLC is owned, directly or indirectly, by various stockholders and employees of FMR LLC. Each the entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein, if any. The address of these entities is 245 Summer Street, Boston, Massachusetts 02210.
(4)

Represents 579,710 shares of common stock held by Quan Venture Fund I, L.P. The general partner of Quan Venture Fund I, L.P. is Quan Venture Partners I, L.L.C. Dr. Xu, a former member of Tempest’s board of directors, is a manager of Quan Venture Partners I, L.L.C. and shares the ultimate power to vote or dispose of the shares held by Quan Venture Fund I, L.P. Dr. Xu disclaims beneficial ownership of the shares held by Quan Capital, except to the extent of her pecuniary interest, if any. The address of Dr. Xu and Quan Venture Fund I, L.P. is c/o Maples Corporate Services Ltd., PO Box 309, Ugland House Grand Cayman, Cayman Islands KY1-1104.

(5)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2023. Represents 823,654 shares, as reported on Schedule 13G/A filed with the SEC on February 14, 2023 on behalf of Rock Springs Capital Management LP, Rock Springs Capital LLC and Rock Springs Capital Master Fund LP (collectively, the “Rock Springs Reporting Persons”) pursuant to a joint filing agreement. The Rock Springs Reporting Persons may be deemed to have shared voting and dispositive power with respect to the shares held by them, and may be deemed beneficial owners of such shares. The principal business address of the Rock Springs Reporting Persons is 650 South Exeter, Suite 1070, Baltimore, MD 21202.

(6)

The indicated ownership is based solely on a Schedule 13G filed with the SEC by Versant Venture Capital IV, L.P. (“Versant IV”), Versant Side Fund IV, L.P. (“Side Fund IV”), Versant Ventures IV, LLC (“LLC IV”), Versant Venture Capital VI, L.P. (“Versant VI”), Versant Ventures VI GP, L.P. (“GP VI”), Versant Ventures VI GP-GP, LLC (“LLC VI”), Versant Vantage II, L.P. (“Vantage II LP”), Versant Vantage II GP, L.P. (“Vantage II GP”), Versant Vantage II GP-GP, LLC (“Vantage II LLC” and, with Versant IV, Side Fund IV, LLC IV, Versant VI, GP VI, LLC VI, Vantage II LP and Vantage II GP, collectively, the “Versant Reporting Persons”). LLC IV is the general partner of Versant IV and Side Fund IV, and LLC IV has voting and dispositive power over the shares held by Versant IV and Side Fund IV. LLC VI is the general partner of GP VI, which is the general partner of Versant VI. Each of LLC VI and GP VI share voting and dispositive power over the shares held by Versant VI. Vantage II LLC is the general partner of Vantage II GP, which is the general partner of Vantage II LP. Each of Vantage II LLC and Vantage II GP share voting and dispositive power over the shares held by Vantage II LP. Represents (i) 997,940 shares of common stock held by Versant VI, (ii) 2,118,644 shares of common stock held by Vantage II LP, (iii) 1,171,094 shares of common stock held by Versant IV, and (iv) 7,377 shares of common stock held by Side Fund IV, as reported on Schedule 13G filed with the SEC on May 9, 2022. Dr. Woiwode, a member of our Board, Kirk Nielsen, Bradley Bolzon, Robin Praeger, William Link, Samuel Colella, Rebecca Robertson, Brian Atwood, Ross Jaffe and Charles Warden, the managing members of LLC IV, may be deemed to possess voting and dispositive control over the shares held by Versant IV and Side Fund IV, and may be deemed to have indirect beneficial ownership of the shares held by such entities but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. Dr. Woiwode, Bradley Bolzon, Jerel Davis, Kirk Nielsen, Clare Ozawa and Robin Praeger, the managing directors of LLC VI, may be deemed to possess voting and dispositive control over the shares held by Versant VI and may be deemed to have indirect beneficial ownership of the shares held by such entity but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. The address of Dr. Woiwode and each of these persons and entities is One Sansome, Suite 3630, San Francisco, CA 94104.

(7)

The indicated ownership is based on a Schedule 13G filed with the SEC by EcoR1 Capital Fund Qualified, L.P. (the “Qualified Fund”), EcoR1 Capital, LLC (“EcoR1”) and Oleg Nodelman (“Nodelman”) on February 14, 2023 (collectively, the “EcoR1 Filers”), as updated by information known to us as of March 1, 2023. The number shares of the common stock beneficially owned by EcoR1 and Mr. Nodelman reported includes (i) 1,031,268 shares of the common stock and (ii) 26,492 shares of the common stock issuable on exercise of pre-funded warrants to purchase shares of the common stock (the “2022 Pre-Funded Warrants”), which excludes 3,179,528 shares of the common stock issuable on exercise of the remaining

2022 Pre-Funded Warrants due to a 9.99% ownership limitation in the 2022 Pre-Funded Warrants that limits the exercise of the prefunded warrants by the EcoR1 Filers (the “2022 Pre-Funded Warrant Blocker”). The number of shares of the common stock beneficially owned by Qualified Fund reported includes shared ownership over (x) 963,204 shares of the common stock and (y) 26,492 shares of the common stock issuable on exercise of 2022 Pre-Funded Warrants, which excludes 2,992,326 shares of the common stock issuable on exercise of the 2022 Pre-Funded Warrants due to the 2022 Pre-Funded Warrant Blocker. Each EcoR1 Filer disclaims beneficial ownership of the common stock except to the extent of that person’s pecuniary interest therein. The principal business address of the EcoR1 Filers is 357 Tehama Street #3, San Francisco, CA 94103.
(8)	Represents (i) 3,000 shares of common stock and (ii) 228,605 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(9)	Represents (i) 113,343 shares of common stock and (ii) 114,633 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(10)	Represents (i) 4,901 shares of common stock and (ii) 60,291 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(11)	Represents 30,471 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(12)	Represents 6,269 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(13)	Represents 3,869 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(14)	Represents 3,684 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(15)	Represents 3,869 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

CERTAIN RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive and Director Compensation,” the following is a description of our related person transactions since January 1, 2021 to which we were a party or will be a party.

Funding Agreements

Immediately prior to the delivery of the merger agreement, Legacy Tempest entered into funding agreements with certain investors, pursuant to which the investors agreed to purchase an aggregate of 35,305,882 shares of Legacy Tempest’s common stock at a purchase price of $0.85 per share for an aggregate purchase price of approximately $30.0 million. The closing of the Legacy Tempest pre-closing financing contemplated by the funding agreements is conditioned upon the satisfaction or waiver of the conditions to the closing of the Merger as well as certain other conditions, as set forth in the funding agreements. The following table summarizes the shares of Legacy Tempest common stock that members of Legacy Tempest’s board of directors or their affiliates and holders of more than 5% of Legacy Tempest’s outstanding capital stock agreed to purchase under the funding agreements.

Name of Stockholder	Shares of Common Stock	Total Purchase Price ($)
Versant Venture Capital IV, L.P.	9,352,838	7,949,912
Versant Side Fund IV, L.P.	58,927	50,088
F-Prime Capital Partners Healthcare Fund V LP	5,352,941	4,550,000
Quan Venture Fund I, L.P.	3,235,294	2,750,000
LYFE Capital Fund III (Phoenix), L.P.	2,705,882	2,300,000
LAV Regulus Limited	1,764,706	1,500,000
ERVC Healthcare IV, L.P.	1,070,588	910,000

Promissory Note with Thomas Dubensky

Legacy Tempest was a party to a Full Recourse Promissory Note, dated as of November 29, 2017 (the “Dubensky Note”), with Thomas Dubensky, our President and former Chief Executive Officer. The Dubensky Note was issued in connection with a loan from Legacy Tempest to Dr. Dubensky in the amount of $259,341. The Dubensky Note had an interest rate of 2% per year. As of December 31, 2020, Dr. Dubensky owed Legacy Tempest $226,707 in principal and interest under the Dubensky Note. Upon completion of the Merger, Legacy Tempest forgave the Dubensky Note in full.

2022 PIPE

On April 29, 2022, we completed a private investment in public equity (“PIPE”) financing from the sale of 3,149,912 shares of its common stock at a price per share of $2.36 and, and in lieu of shares of common stock, pre-funded warrants to purchase up to 3,206,020 shares of its common stock at a price per pre-funded warrant of $2.359 to EcoR1 Capital, LLC and Versant Venture Capital (the “PIPE Investors”). Net proceeds from the PIPE financings totaled approximately $14.5 million, after deducting offering expenses. We entered into a registration rights agreement (the “Registration Rights Agreement”) with the PIPE Investors pursuant to which we filed a registration statement with the SEC registering the resale of the 3,149,912 shares common stock and the 3,206,020 shares of common stock underlying the pre-funded warrants issued in the PIPE financing.

Versant Vantage II, L.P., an affiliated fund of Versant Venture Capital (together with its affiliated funds, “Versant”), an existing holder of more than 5% of our capital stock, purchased 2,118,644 shares of common stock in the PIPE financing. Thomas Woiwode, Ph.D., a member of the Company’s Board of Directors, is also an affiliate of Versant.

INDEMNIFICATION

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tempest Therapeutics stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Tempest Therapeutics. Direct your written request to Corporate Secretary, Tempest Therapeutics, Inc., at 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Nicholas Maestas
Nicholas Maestas
Corporate Secretary

May 1, 2023

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005.

APPENDIX A

TEMPEST THERAPEUTICS, INC.

AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD OF DIRECTORS: APRIL 30, 2023 (THE “ADOPTION DATE”)

APPROVED BY THE STOCKHOLDERS: JUNE [    ], 2023

1.	GENERAL.

(a) Successor to and Continuation of the 2019 Plan. The Plan is intended as the successor to and continuation of the Tempest Therapeutics, Inc., Amended and Restated 2019 Equity Incentive Plan, as amended (the “2019 Plan”) (which included any shares available for issuance under the Millendo Therapeutics, Inc. 2012 Stock Plan and the Ovascience, Inc. 2012 Stock Incentive Plan (each, as amended, and together with the 2019 Plan, the “Prior Plans”)). All Awards granted on or after 12:01 a.m. Eastern time on the Effective Date will be granted under this Plan and no additional stock awards will be granted under the Prior Plans. Any shares remaining available for issuance under the 2019 Plan as of the Effective Date (the “Prior Available Reserve”) shall become available for issuance pursuant to Awards granted under the Plan. All stock awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan; provided, however, that any shares subject to any outstanding Award under a Prior Plan, on or after the Effective Date, that expires or terminates for any reason prior to the exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted under the Plan. The Plan amends and restates the Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan in its entirety.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be construed as being to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(d) Delegation to Persons or Body. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, to receive Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such person or body and that such person or body may not grant a Stock Award to themself. Unless otherwise provided in the Board or Committee action regarding such delegation, each Stock Award granted pursuant to this section will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, with any modifications necessary to incorporate or reflect the terms of such Stock Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) No Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 3,263,781 shares (the “Share Reserve”), which number includes (1) the Prior Available Reserve, (2) an additional 1,150,000 shares of Common Stock that were approved by the Company’s stockholders at the 2023 Annual Meeting of Stockholders, plus (3) Returning Shares, if any, as such shares become available from time to time.

In addition, the Share Reserve will automatically increase on January 1st of each year, for a period commencing on January 1st of the year following the Effective Date and ending on (and including) January 1, 2033, in an amount equal to 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan. Any Returning Shares subject to an outstanding Award under a Prior Plan shall become available for issuance pursuant to Awards granted under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 10,000,000 shares of Common Stock.

(d) Limitation on Compensation to Non-Employee Directors. The aggregate value of all compensation granted or paid, as applicable, including Awards granted and cash fees paid by the Company during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board beginning with calendar year 2023, will not exceed $750,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is 90 days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock Awards will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of

Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Restricted Stock Unit Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board (or Committee, as the case may be) may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board (or Committee, as the case may be) may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board (or Committee, as the case may be) may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board (or Committee, as the case may be) retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action,

unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. The Company may, in its sole discretion, satisfy any Tax-Related Items withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (provided that for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement. The Company and/or its Affiliate may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in a Participant’s jurisdiction.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c) and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transaction. The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extesnt that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of Performance Stock Awards that will accelerate upon the occurrence of a Transaction pursuant to this paragraph and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Stock Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Stock Awards will accelerate at 100% of the target level upon the occurrence of the Transaction in which the Stock Awards are not assumed or continued or for which substitute awards are issued. With respect to the vesting of Stock Awards that will accelerate upon the occurrence of a Transaction pursuant to this paragraph and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction or such later date as required by Section 409A of the Code.

In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar awards for such outstanding Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards will terminate if not exercised (if applicable) prior to the occurrence of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the Effective Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.	CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means the termination of a Participant’s Continuous Service with the Company and its subsidiaries due to (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company and/or its subsidiaries; (iii) such Participant’s material violation of (A) any contract or agreement between the Participant and the Company and/or a subsidiary of the Company or (B) any statutory duty owed to the Company and/or its subsidiaries; (iv) such Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company and/or its subsidiaries; or (v) such Participant’s gross negligence or willful misconduct in the performance of the Participant’s duties. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause (within the meaning of the preceding clauses (i) through (v)) shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(iv) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;

provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company, having one vote per share.

(l) “Company” means Tempest Therapeutics, Inc., a Delaware corporation, and successor to Millendo Therapeutics, Inc.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s) “Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on June 15, 2023, provided this Plan is approved by the Company’s shareholders at such meeting.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) [reserved].

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) customer satisfaction; (xxv) stockholders’ equity; (xxvi) capital expenditures; (xxvii) debt levels; (xxviii) operating profit or net operating profit; (xxix) workforce diversity; (xxx) growth of net income or operating income; (xxxi) billings; (xxxii) pre-clinical development related compound goals; (xxxiii) financing; (xxxiv) regulatory milestones, including approval of a compound; (xxxv) stockholder liquidity; (xxvi) corporate governance and compliance; (xxxvii) product commercialization; (xxxviii) intellectual property; (xxxix) personnel matters; (xl) progress of internal research or clinical programs; (xli) progress of partnered programs; (xlii) partner satisfaction; (xliii) budget management; (xliv) clinical achievements; (xlv) completing phases of a clinical study (including the treatment phase); (xlvi) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (xlvii) timely completion of clinical trials; (xlviii) submission of INDs and NDAs and other regulatory achievements; (xlix) partner or collaborator achievements; (l) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (li) research progress, including the development of programs; (lii) investor relations, analysts and communication; (liii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (liv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (lv) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (lvi) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (lvii) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (lviii) individual performance goals; (lix) corporate development and planning goals; and (lx) other measures of performance selected by the Board or Committee.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board or Committee (as applicable) retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant.

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd) “Transaction” means a Corporate Transaction or a Change in Control.

APPENDIX I

Amended and Restated 2023 Equity Incentive Plan

Stock Options—Sub-Plan for French Residents

Options granted under this French Sub-plan (also referred to as the “SO French Sub-Plan”) to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this SO French Sub-plan. The purpose of the SO French Sub-plan is to grant Options that qualify for favorable income tax and social security tax treatment under French law (the “French Options”).

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L. 225-177 to L. 225-186 of the French Code de Commerce shall not be applicable to Participant who are residents of France and employed or providing services in France.

Article 1: Administration

Notwithstanding any other provision of the Plan, unless otherwise agreed by the Board, French Options will be exercisable under the vesting schedule set out in the Plan or in the Stock Option Agreement for employees subject to taxation under the laws of France.

Notwithstanding any other provision of the Plan, the Board is authorized to unilaterally accelerate, reduce, lift or cancel vesting of any option granted under this SO French Sub-Plan, as may be necessary or desirable to comply with the French applicable social or tax laws.

Notwithstanding any other provision of the Plan, the exercise price shall remain unchanged.

Where there is an increase or change in the Company’s share capital, and more generally where one of the events provided for under Article L.225-181 of the French Commercial Code occurs, an adjustment shall be made to the number and/or purchase price of Shares, in accordance with the provisions of Article R.225-137 of the French Commercial Code. Notification of said adjustment shall be made to the Participant. In addition the total number of options granted and remaining unexercised (outstanding options) will never cover a number of shares exceeding one-third of the share capital of the Company.

Article 2: Eligibility

French Options may be granted only to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

For purposes of this SO French Sub-Plan, the Company is the granting Company or a Related Entity whose at least ten percent (10%) of the capital is held, directly or indirectly, by the granting Company.

French Options may not be granted under this SO French Sub-Plan to Participant owning, upon the date of grant, more than ten percent (10%) of the Company’s capital shares, except as permitted under Article L. 225-185 of the French Commercial Code.

Notwithstanding any other provision of the Plan, French Options may only be granted to individuals:

(a)	being considered as a French tax resident subject to taxation in France and having an employment contract either with the granting Company or one of its Related Entity upon the date of grant; and/or

(b)

to non-employed directors having a management function (the “président-directeur général,” the “directeur-général,” the “directeur général délégué,” the “members of the “directoire”) of a Related Entity, upon the date of grant.

French Options granting the right to subscribe securities which are not admitted to trading on a regulated market may be granted only to the employees of the company granting these options or to those of the companies mentioned in Article L. 225-180, 1° of the French Commercial Code.

Article 3: Limitations on Grant under the SO French Sub-Plan

If the shares of the Company are admitted to trading on a regulated market:

•	the exercise price may not be less than 80% of the average market price over the last twenty trading days preceding that day,

•	no option may be granted less than twenty trading sessions after the detachment of the shares of a coupon giving right to a dividend or a capital increase.

The Company shall not grant French Options during the closed periods required under Section L.225-177 of the French Commercial Code.

As a result, notwithstanding any other provision of the Plan, French Options cannot be granted:

(a)	during the ten (10) trading days preceding and following the date on which the consolidated accounts, or, if unavailable, the annual accounts, are made public;

(b)

during the period between the date on which the Company’s governing bodies (i.e., the Board of Directors) become aware of information which, if made public, could have a material impact on the price of the Shares, and the date ten (10) trading days after such information is made public.

Article 4: Restrictions on Transfer

This Agreement is personal to the Participant and is not transferable by the Participant in any manner other than by inheritance. The French Options may be exercised during the Participant’s lifetime only by the Participant.

In the event of death of the beneficiary during the exercise period of the French Options, the beneficiary’s heirs will have a period of six (6) months following the date of death, to exercise the option. Upon expiry of this period the option will be null and void.

Moreover, at the time of the grant of French Options, the Board shall, if any of the Participant is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Options before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Options that such officer or director shall keep up to the end of his or her functions.

The shares acquired upon exercise of the French Options shall also be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in the present Plan.

Article 5: Other Compliance with French Tax and Social Security Law

French Options granted under the SO French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such options.

Except as the Company and Participant agree in writing, the Company shall not modify the terms of a French Award agreement (or this SO French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 and L.242-14 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Award and the disposition of the shares received upon the Vesting pursuant to the Stock Option agreement, this SO French Sub-plan, and the Plan.

Article 6: No Rights as a Shareholder

The holder of a French Option shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the option.

Article 7: Amendment or Termination of the Plan

Subject to the terms of the Plan, the Board reserves the right to amend or terminate this SO French Sub-Plan at any time, without any retroactive effect.

Article 8: Data Protection

The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French and European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

APPENDIX II

Amended and Restated 2023 Equity Incentive Plan

Restricted Stock Units—Sub-Plan for French Residents

Restricted Stock Units granted under this French Sub-plan (also referred to as the “RSU French Sub-Plan”) to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this RSU French Sub-plan. The purpose of the RSU French Sub-plan is to grant Restricted Stock Units that qualify for favorable income tax and social security tax treatment under French law.

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to Participant who are residents of France and employed or providing services in France.

Provided that he or she complies with the provisions of the RSU French Sub-Plan, Participants will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon Vesting of the Restricted Stock Units pursuant to the Plan.

Article 1: Definitions

The following terms shall have the following meanings for purposes of this RSU French Sub-plan:

“French Award or Award” means, individually or collectively, any Award granted under this RSU French Sub-Plan to Participant who are French resident taxpayers and/or subject to the French social security scheme in France.

“Disability” means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

“Grant Date” means the date on which the Committee both (i) designates the Participant, and (ii) specifies the material terms and conditions of the Award including the number of Shares subject to each Award, the method for determining the exercise price of the Award (if any), the conditions for the vesting Award, the conditions for exercising the Award and any restrictions on the transfer or sale of the Shares subject to each Award.

“Vesting Period” means, with respect to any French Award, the vesting period described in Section 4 below.

“Holding Period” means, with respect to any French Award, the holding period described in Section 5 below

Article 2: Eligibility

(a)

Subject to Sections 2(b), 2(c) and 3 below, the following persons shall be eligible to receive Awards, provided that he or she also satisfies the eligibility conditions of the Plan: any Participant who, on the Grant Date and to the extent required under French law, is (1) employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity or (2) while the Shares are traded on a regulated exchange market, a corporate officer having a management function in the French Entity, as specified under the French Commercial Code.

(b)

Awards may not be granted to corporate officers (as specified under the French Commercial Code) of a French Entity, other than the chairman of the board of directors (président du conseil d’administration), the chief executive officer (directeur général), the deputy chief executive officer (directeur général délégué), the members of the management board (membres du directoire) and the manager of a joint-stock company (gérant d’une société par actions), unless the officer is employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity, as defined by French law.

(c)	A French Award under the RSU French Sub-plan may be granted only to a Participant who is a French resident taxpayer and/or subject to the French social security scheme in France.

Article 3: Limitations on Grant under the RSU French Sub-Plan

French Awards may not be granted to a Participant who holds more than 10% of the Company’s outstanding shares at the date of grant or a Participant who would hold more than 10% of the Company’s outstanding shares following the French Award grant.

Any share of Common Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French Awards shall only be in shares; there shall be no settlement of French Awards in cash.

The aggregate number of shares underlying the Awards will not exceed 10% of the Company’s share capital.

Article 4: Vesting Period

Except in the case of the death or Disability of the Participant, no portion of any French Award may Vest (whether such Vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award.

The holder of a French Award shall be 100% Vested in such French Award in the event his or her Employment is terminated by reason of death or Disability, provided, however, that if the Vesting of such French Award is based, at least in part, on performance conditions, the acceleration, if any, of such performance-based Vesting upon such death of Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the remaining shares subject to the Award that have not been issued as of the date the Award holder’s service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the shares within six months of such termination, and the Holding Period, if any, will not apply to such shares, but the blackout restrictions on sale described in Section 6 will continue to apply.

Article 5: Holding Period

With respect to each French Award, if the Vesting Period is shorter than two years, there shall be a one-year period following each Vesting date applicable to such French Award so that the cumulated Vesting Period and Holding Period will be at least equal to two years.

During the Holding Period the Participant issued such French Award may not sell or loan any shares issued upon the Vesting.

Article 6: Restrictions on Sale—Black Out Periods

Following the expiration of the Vesting and/or Holding Periods described Sections 4 and 5, shares of Common Stock issued may not be sold:

(a)	during the ten existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

(b)	during the ten stock exchange trading days preceding and following the date on which the Company’s consolidated accounts are made public, or failing that, the annual accounts are published;

(c)

between (i) the date on which the Company’s management bodies have knowledge of information which, if made public, could have a significant impact on the share price of the Common Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

(d)	if the Participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

Article 7: Restrictions on Sale for Officers and Directors

At the time of the grant of French Awards, the Committee shall, if any of the Participants is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

Article 8: Restrictions on Transfer

Shares of Common Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have Vested in accordance with this RSU French Sub-plan.

Rights granted under the RSU French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

Article 9: Other Compliance with French Tax and Social Security Law

French Awards granted under the RSU French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards.

Except as the Company and Participant agree in writing, the Company shall not modify the terms of a French Award agreement (or this RSU French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 and L.242-14 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Award and the disposition of the shares received upon the Vesting pursuant to the Award agreement, this RSU French Sub-plan, and the Plan.

Article 10: No Rights as a Shareholder

The holder of a French Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

Article 11: Amendment or Termination of the Plan

Subject to the terms of the Plan, the Committee reserves the right to amend or terminate this RSU French Sub-Plan at any time, without any retroactive effect.

Article 12: Modification of the Share Capital

If the share capital of the Company is modified during the Vesting or Holding Periods, the Awards may be adjusted in order for this change to be neutral for the Participants, provided that such adjustment has the sole purpose and consequence of preserving the rights of the Participants and that additional shares which could be issued as a result remain subject to the same requirements (including the Vesting Period and the Holding Period requirement) as those applying to the original Award.

Article 13: Data Protection

The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French and European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

TEMPEST THERAPEUTICS, INC.

2000 SIERRA POINT PARKWAY

SUITE 400

BRISBANE, CALIFORNIA 94080

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TPST2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14934-P90816                                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND   DATED.

TEMPEST THERAPEUTICS, INC.
The Board of Directors recommends you vote FOR the following: 1. Election of Directors

Nominees:	For	Withhold
1a. Thomas Dubensky	☐	☐
1b. Christine Pellizzari	☐	☐
The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
2. To approve the Amended and Restated 2023 Equity Incentive Plan.			☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.			☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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V14935-P90816

TEMPEST THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 15, 2023 1:00 P.M. Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Brady and Michael Raab, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TEMPEST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Pacific Time, on June 15, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side